UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2015

MARLIN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-36018	46-2627595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive, Suite 300

Dallas, Texas 75251

(Address of principal executive office) (Zip Code)

(972) 674-5200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 27, 2015, Marlin Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), completed its previously announced transactions (the “Transactions”) pursuant to that certain Transaction Agreement, dated January 14, 2015 (the “Transaction Agreement”), by and among the Partnership, Azure Midstream Energy LLC, a Delaware limited liability company (“Azure”), Marlin Midstream GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), NuDevco Midstream Development, LLC, a Texas limited liability company (“NuDevco”), and Marlin IDR Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of NuDevco (“IDRH”). Pursuant to the Transaction Agreement, the Partnership acquired the Legacy gathering system (the “Legacy System”) from Azure and Azure acquired all of the equity interests in the General Partner and 90% of the Partnership’s incentive distribution rights from NuDevco.

The following transactions were consummated on February 27, 2015 (the “Closing Date”), in connection with the closing of the Transactions (the “Closing”):

•	The Partnership amended and restated its partnership agreement to reflect the unitization of all of the Partnership’s incentive distribution rights (as unitized, the “IDR Units”) and recapitalized the incentive distribution rights owned by IDRH into 100 IDR Units;

•	The Partnership redeemed 90 IDR Units held by IDRH in exchange for a payment by the Partnership of $63 million to IDRH;

•	The Partnership acquired the Legacy System from Azure through the contribution of (a) all of the outstanding general and limited partner interests in Talco Midstream Assets, Ltd., a Texas limited liability company and subsidiary of Azure, and (b) certain assets owned by TGG Pipeline, Ltd., a Texas limited liability company and subsidiary of Azure, in exchange for aggregate consideration of $162.5 million, which was paid by the Partnership to Azure in the form of $99.5 million in cash and by the issuance of 90 IDR Units;

•	Azure purchased from NuDevco (a) all of the outstanding membership interests in the General Partner and (b) an option to acquire up to 20% of each of the Partnership’s common units (“Common Units”) and the Partnership’s subordinated units (“Subordinated Units”) held by NuDevco as of the execution date of the Transaction Agreement.

The foregoing description of the Transaction Agreement and the Transactions is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Transaction Agreement, a copy of which is filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 20, 2015 and is incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement.

Omnibus Agreement

On the Closing Date, in connection with the Closing, the Partnership entered into an omnibus agreement (the “Omnibus Agreement”) with the General Partner and Azure, pursuant to which, among other things:

•	Azure will provide corporate, general and administrative services (the “Services”) on behalf of the General Partner for the benefit of the Partnership and its subsidiaries;

•	The Partnership is obligated to reimburse Azure and its affiliates for costs and expenses incurred by Azure and its affiliates in providing the Services on behalf of the Partnership, including, but not limited to, administrative costs and the compensation costs of the employees of Azure and its affiliates that provide Services to the Partnership;

•	The General Partner or Azure may at any time temporarily or permanently exclude any particular Service from the scope of the Omnibus Agreement upon 90 days’ notice;

•	The Partnership or Azure may terminate the Omnibus Agreement in the event that Azure ceases to control the General Partner. Azure may also terminate the Omnibus Agreement if the General Partner is removed without cause and the units held by the General Partner were not voted in favor of the removal; and

•	The Partnership will have a right of first offer on any proposed transfer of any assets owned by Azure or its subsidiaries as of January 14, 2015.

The foregoing description is qualified in its entirety by reference to the full text of the Omnibus Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Registration Rights Agreement

On the Closing Date, in connection with the Closing, the Partnership entered into a registration rights agreement (the “Registration Rights Agreement”) with NuDevco. Pursuant to the Registration Rights Agreement, the Partnership may be required, in certain circumstances, to register the sale of (a) the Common Units owned by NuDevco and (b) the Common Units issuable on conversion of the Subordinated Units owned by NuDevco (collectively, the “Registrable Securities”).

NuDevco has the right to require the Partnership by written notice to register the sale of a number of its Registrable Securities in an underwritten offering. NuDevco may exercise its right to demand an underwritten offering of its Registrable Securities no more than two times in any 12 month period and no more than six times under the Registration Rights Agreement. In addition, if the Partnership proposes to register a primary offering of its securities for its own account, then, subject to certain exceptions, the Partnership must allow NuDevco to include a specified number of Registrable Securities in that registration statement.

The registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of Registrable Securities to be included in a registration and the Partnership’s right to delay a registration statement under certain circumstances. The Partnership will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a sale is made pursuant to an underwritten offering.

The foregoing description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Amendment to the Wildcat Transloading Services Agreement

On the Closing Date, in connection with the Closing, Marlin Logistics, LLC, a wholly-owned subsidiary of the Partnership (“Marlin Logistics”), entered into an amendment to that certain transloading services agreement with respect to the Partnership’s facility located in Carbon County, Utah (the “Wildcat Transloading Services Agreement”), dated July 31, 2013, between Marlin Logistics, LLC and Associated Energy Services, LP (“AES”). The Wildcat Transloading Services Agreement was amended to extend the initial term of the agreement from July 31, 2016 to February 27, 2020.

The foregoing description is not complete and is qualified in its entirety by reference to the amendment to the Wildcat Transloading Services Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to the Ladder Transloading Services Agreement

On the Closing Date, in connection with the Closing, Marlin Logistics entered into an amendment to that certain ladder transloading services agreement (the “Ladder Transloading Services Agreement”), dated July 31, 2013, between Marlin Logistics and AES. The Ladder Transloading Services Agreement was amended to extend the initial term of the agreement from July 31, 2016 to February 27, 2020.

The foregoing description is not complete and is qualified in its entirety by reference to the amendment to the Ladder Transloading Services Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to the Big Horn Transloading Services Agreement

On the Closing Date, in connection with the Closing, Marlin Logistics entered into an amendment to that certain transloading services agreement with respect to the Partnership’s facility located in Big Horn County, Wyoming (the “Big Horn Transloading Services Agreement”), dated July 31, 2013, between Marlin Logistics and AES. The Big Horn Transloading Services Agreement was amended to extend the initial term of the agreement from July 31, 2016 to February 27, 2020.

The foregoing description is not complete and is qualified in its entirety by reference to the amendment to the Big Horn Transloading Services Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement

On the Closing Date, the Partnership, as borrower, entered into a credit agreement with Wells Fargo Bank, National Association, as administrative agent, and the lender and agent parties thereto (the “Credit Agreement”) whereby the lenders agreed to extend to the Partnership a senior secured revolving credit facility of up to $250 million. Proceeds from the credit facility were used on the Closing Date for the repayment and termination of the Partnership’s then-existing credit facility and otherwise in connection with the Transactions, and future drawings will be used for working capital, permitted acquisitions and capital expenditures, quarterly distributions of available cash and other general corporate purposes. The maturity date of the Credit Agreement is February 27, 2018.

The Credit Agreement requires that (a) all domestic restricted subsidiaries of the Partnership guarantee the obligations of the Partnership and the subsidiary guarantors under (i) the Credit Agreement and other loan documents and (ii) certain hedging agreements and cash management agreements with lenders and affiliates of lenders, and (b) all such obligations be secured by a security interest in substantially all of the assets of the Partnership and the subsidiary guarantors, in each case, subject to certain customary exceptions. The Credit Agreement provides for a $15 million sublimit for letters of credit and a $15 million sublimit for swingline loans. Borrowings under the Credit Agreement bear interest at (a) the LIBOR Rate (as defined in the Credit Agreement) plus an applicable margin of 2.75% — 3.75% or (b) the Base Rate (as defined in the Credit Agreement) plus an applicable margin of 1.75% — 2.75%, in each case, based on the Consolidated Total Leverage Ratio (as defined in the Credit Agreement). Until such time as the Partnership receives gross cash proceeds of not less than $50 million from the consummation of a single issuance of common equity and prepays the loans under the Credit Agreement in an amount not less than $50 million (the “Availability Period”), the amount the Partnership may borrow under the Credit Agreement is limited to an amount (the “Availability”) equal to the sum of (a) the product of (i) 4.5 and (ii) Eligible Gas Gathering EBITDA (as defined in the Credit Agreement); plus (b) the lesser of (i) $15 million and (ii) Eligible Transloading EBITDA (as defined in the Credit Agreement). During the Availability Period, the Availability shall be determined periodically in connection with the Partnership’s delivery of annual and quarterly financial statements pursuant to the Credit Agreement and upon the occurrence of certain other events described in the Credit Agreement.

The Credit Agreement contains affirmative and negative covenants customary for credit facilities of its size and nature that, among other things, limit or restrict the ability of the Partnership and its subsidiaries to (a) incur additional debt; (b) grant certain liens; (c) make certain investments; (d) engage in certain mergers or consolidations;

(e) dispose of certain assets; (f) enter into certain types of transactions with affiliates; (g) make distributions, with certain exceptions, including the distribution of Available Cash (as defined in the Partnership Agreement) if no default or event of default exists and, during the Availability Period, if an Availability deficiency exists, the aggregate amount of distributions of Available Cash made during such deficiency shall not exceed $10 million; (h) enter into certain restrictive agreements or amend certain material agreements and (i) prepay certain debt.

The Credit Agreement requires that the Partnership’s ratio of Consolidated Funded Indebtedness (as defined in the Credit Agreement) on the date of determination to Adjusted Consolidated EBITDA (as defined in the Credit Agreement) for a trailing four fiscal quarter period not exceed 4.50 to 1.00 (or 5.00 to 1.00 for the period commencing on the date that a certain acquisition is consummated through the last day of the second full fiscal quarter following the date of such acquisition). In addition, the Credit Agreement requires the Partnership’s ratio of Adjusted Consolidated EBITDA for a trailing four fiscal quarter period to Consolidated Interest Expense (as defined in the Credit Agreement) for such period to be at least 2.50 to 1.00.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships

Prior to the completion of the Transactions, each of the Partnership and the General Partner was a direct or indirect subsidiary of NuDevco. IDRH was and is a direct subsidiary of NuDevco. As a result, certain individuals, including officers and directors of NuDevco and the General Partner, served as officers and/or directors of more than one of such other entities. The General Partner, as the general partner of the Partnership, holds all of the outstanding general partner units of the Partnership, which represents an approximate 2% general partner interest in the Partnership, and NuDevco holds approximately 10.7 million limited partner units, which represents an approximate 60.2% limited partner interest in the Partnership.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Omnibus Agreement

On the Closing Date, in connection with the Closing, the Partnership and the other parties thereto terminated that certain Omnibus Agreement, dated July 31, 2013 (the “Existing Omnibus Agreement”), by and between NuDevco Partners, LLC, a Texas limited liability company (“NuDevco Partners”), NuDevco Partners Holdings, LLC, a Texas limited liability company (“Holdings”), NuDevco (together with NuDevco Partners and Holdings, the “NuDevco Parties”), the General Partner and the Partnership (together with the General Partner, the “Partnership Parties”). Each of the NuDevco Parties released each of the Partnership Parties, and each of the Partnership Parties released each of the NuDevco Parties, from any claims or liabilities arising from or under the terms of the Existing Omnibus Agreement (other than any obligations under the Transaction Agreement).

A description of the Existing Omnibus Agreement is incorporated herein by reference to the Partnership’s Current Report on Form 8-K filed with the SEC on August 5, 2013. Prior to the Closing, each of the Partnership, the General Partner, Holdings and NuDevco was a direct or indirect subsidiary of NuDevco Partners. The description of the Partnership’s relationship with the General Partner and NuDevco set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.02.

Termination of Existing Credit Agreement

On the Closing Date, the Partnership repaid all amounts outstanding under and terminated that certain Credit Agreement, dated July 31, 2013 (as amended, restated, supplemented or otherwise modified, the “Existing Credit Agreement”), among the Partnership, Marlin Midstream, LLC and Marlin Logistics, LLC, as co-borrowers, Société Générale, as administrative agent, and SG Americas Securities, LLC, as sole lead arranger and sole bookrunner. Effective upon such repayment, the Existing Credit Agreement and all related loan documents and security interests were terminated and released, subject to the survival of any provisions which by their terms survive the termination.

A description of the Existing Credit Agreement is incorporated herein by reference to the Partnership’s Current Report on Form 8-K filed with the SEC on August 5, 2013. Each of Marlin Midstream, LLC and Marlin Logistics, LLC are wholly-owned subsidiaries of the Partnership.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth under “Introductory Note” and Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 3.02 of the Current Report on Form 8-K filed with the SEC on January 20, 2015 with respect to the issuance and sale by the Partnership of the IDR Units to Azure is incorporated herein by reference. The IDR Units were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2).

Item 5.01 Changes in Control of Registrant.

Following the consummation of the Transactions, Azure controls the Partnership through its acquisition of all of the equity interests in the General Partner from NuDevco. The General Partner controls the Partnership through its ownership of all of the outstanding general partner units of the Partnership, which represents an approximate 2% general partner interest in the Partnership. Azure also owns 90 IDR Units, which represent 90% of the Partnership’s incentive distribution rights. Azure funded the cash consideration of its acquisition of the equity interests in the General Partner from immediately available cash reserves. In connection with the Transactions, Azure agreed to retain W. Keith Maxwell III as a director of the General Partner so long as NuDevco and IDRH and their respective affiliates continue to beneficially own more than 33.33% of the Partnership’s outstanding Common Units and Subordinated Units. Moreover, subject to certain exceptions, NuDevco and IDRH and their respective affiliates are prohibited from voting any of their Common Units or Subordinated Units (a) in favor of the removal of the General Partner as the general partner of the Partnership or (b) in favor of any immediate successor general partner of the Partnership.

The information set forth under “Introductory Note” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Directors

On February 27, 2015, simultaneously with the Closing, and in connection with the consummation of the Transactions, each of Amanda Bush, David C. Baggett, Nick W. Evans, Jr., Charles W. Jenness and Terry D. Jones resigned from the Board of Directors of the General Partner (the “Board”). The resignation of the directors from the Board was not due to a disagreement with the Partnership on any matter relating to its operations, policies or practices.

Election of Directors

Immediately following the Closing, Azure, in its capacity as the sole member of the General Partner, appointed the following individuals (the “New Directors”) to serve on the Board with W. Keith Maxwell III and James H. Lytal:

•	James P. Benson

•	I. J. “Chip” Berthelot, II

•	Jay M. Frisbie

•	Thomas R. Fuller

•	Mark F. Mulhern

•	Paul G. Smith

•	Thomas O. Whitener, Jr.

Following the appointment of the New Directors, the Board designated Mr. Whitener to serve as Chairman of the Board and appointed each of Mark F. Mulhern and Thomas R. Fuller to serve on the Audit and Conflicts Committees of the Board. Mr. Mulhern was appointed to serve as the Chairman of the Audit Committee. Each of Messrs. Mulhern and Fuller were determined to be independent under the listing requirements of the NASDAQ Stock Market, LLC.

There are no arrangements or understandings between any of the New Directors and any other person pursuant to which any of the New Directors were selected as a director. None of the New Directors have any family relationship with any executive officer or director of the Company or any person nominated or chosen by the Company to become a director or executive officer. There is no arrangement or understanding pursuant to which any of the New Directors were appointed as a member of the Board. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Each of the New Directors will participate in the General Partner’s non-employee director compensation programs as described in the Partnership’s 2014 Annual Report on Form 10-K, as such programs are amended from time to time. Each of the newly appointed directors will be indemnified for his actions associated with being a director to the fullest extent permitted under Delaware law and will be reimbursed for all expenses incurred in attending to their duties as directors.

Resignation of Officers

On February 27, 2015, simultaneously with the Closing, and in connection with the consummation of the Transactions, each of W. Keith Maxwell III, Terry D. Jones and Amanda Bush, as well as all other officers of the General Partner, resigned from their respective positions with the General Partner, in each case effective immediately. Prior to their resignations, Mr. Maxwell was serving as Chief Executive Officer, Mr. Jones was serving as Executive Vice President and General Counsel and Ms. Bush was serving as the Chief Financial Officer. Ms. Bush will remain an employee of the General Partner in the capacity of Vice President – Strategic Planning and Human Resources.

Appointment of Officers

On February 27, 2015, effective immediately following the Closing, the newly constituted Board appointed the following individuals to serve as executive officers of the General Partner in the following capacities:

•	I. J. “Chip” Berthelot, II – President and Director

•	Eric T. Kalamaras – Chief Financial Officer

•	David F. Garrett – Vice President - Commercial

•	Victor B. Davis – Vice President - Operations

•	Dennie W. Dixon – Vice President – Engineering and Pipeline Services

•	Stacy A. Murray – Chief Accounting Officer

I. J. (“Chip”) Berthelot, II, age 55, has been the President of Azure Midstream Holdings LLC since July 2014. Mr. Berthelot previously founded Laser Northeast Gathering Company (Laser II) in January 2009, which developed a 1.4 Bcf/d gathering system in northeastern Pennsylvania. Laser II was sold to Delphi Midstream Partners in 2010, where Mr. Berthelot remained as president prior to its sale to Williams Partners, L.P. (NYSE: WPZ) in March 2012. Prior to Laser II, Mr. Berthelot founded Laser Midstream Company LLC (Laser I) in 2005, which focused on natural gas gathering and processing in Texas and Louisiana and was subsequently sold to Eagle Rock Energy Partners, L.P. (NASDAQ: EROC) in 2007. Prior to Laser I, Mr. Berthelot was the president of Loco Energy Company, a privately owned midstream company engaged in natural gas gathering in Texas, from 2002 to 2004. Prior to Loco Energy Company, Mr. Berthelot served as Chief Operating Officer, Executive Vice President and a member of the Board of Directors at the gathering and processing business MidCoast Energy Resources, Inc., which was sold to Enbridge Energy Partners, L.P. (NYSE: EEP) in 2001. Mr. Berthelot has a B.S. in Natural Gas Engineering from Texas A&I University and is a registered Professional Engineer in the State of Texas.

Eric T. Kalamaras, age 41, has been the Chief Financial Officer of Azure Midstream Holdings LLC since July 2014. Mr. Kalamaras previously served as Senior Vice President and Chief Financial Officer for Valerus Energy Holdings, L.P., a multi-billion dollar field service company from 2012 to 2013. Prior to January 2012, Mr. Kalamaras served as Executive Vice President and Chief Financial Officer for Delphi Midstream Partners beginning in 2011 until it was sold to Williams Partners, L.P. (NYSE: WPZ) in March 2012. Mr. Kalamaras served as Executive Vice President and Chief Financial Officer of Atlas Pipeline Partners, L.P. (NYSE: APL) from 2009 to 2011. Mr. Kalamaras’ prior experience includes working in the energy investment banking groups of Wells Fargo Investment Bank and Bank of America Investment Bank with extensive transaction and capital raising experience primarily focused on master limited partnerships. Mr. Kalamaras has a B.B.A. from Central Michigan University and a M.B.A. from Wake Forest University. He currently serves on the Advisory Board of the Children’s Museum of Houston.

David F. Garrett, age 56, has served as Vice President of Business Development for Azure Midstream Holdings LLC since June 2012. Mr. Garrett previously served as Senior Vice President for DCP Midstream, L.P. (NYSE: DCP) and spent 21 years with DCP Midstream, L.P. as Director of Gas Supply and Commercial Vice President. Mr. Garrett’s prior experience includes roles with Texas Oil and Gas, Acadian Gas Pipeline and McRae Oil and Gas.

Victor B. Davis, age 45, has been Vice President of Operations for Azure Midstream Holdings LLC since November 2013. Mr. Davis previously served as Vice President of Operations for TGGT Holdings and Director of Operations for TGG Pipeline and Talco Midstream Assets. Mr. Davis has extensive experience in project management and asset optimization and has worked in the oil and gas industry for more than 18 years, with a primary focus on midstream operations.

Dennie W. Dixon, age 67, has been Vice President of Pipeline Services & Engineering for Azure Midstream Holdings, LLC since January 2012. Previously, he was Senior Vice President of Operations & Engineering at Regency Energy Partners, L.P. (NYSE: RGP) managing Regency’s daily operations and its Haynesville intrastate expansion project efforts. Mr. Dixon’s previous experience includes Vice President of Pipeline Operations for Lewis Energy Group, and serving 33 years with the Tenneco and El Paso Corporations holding various leadership positions related to the development of natural gas, LNG and NGL midstream infrastructure. Mr. Dixon has a B.S. in Natural Gas Engineering from Texas A&I University and an MBA in Finance from the University of Houston.

Stacy A. Murray has been the Controller of Azure Midstream Holdings LLC since the acquisition in November 2013. Previously, Ms. Murray was the Controller of TGGT Holdings LLC (the predecessor company) since October 2011. Prior to October 2011, Ms. Murray served as Senior Finance Manager for Lineage Power Holdings, a global half-billion dollar private equity energy company, from 2009 to 2011. Ms. Murray’s prior experience includes various financial and accounting management positions within Nortel and KPMG LLP. Ms. Murray has over 16 years of experience in financial accounting and audit matters, SEC and regulatory reporting, treasury functions and internal controls. Ms. Murray has a M.S. and B.B.A. from Texas A&M University, and is a Certified Public Accountant in the State of Texas.

There are no arrangements or understandings between any of Messrs. Berthelot, Kalamaras, Garrett, Davis or Dixon or Ms. Murray and any other person pursuant to which such person was selected as an officer. None of Messrs. Berthelot, Kalamaras, Garrett, Davis or Dixon or Ms. Murray has any family relationship with any director or other executive officer of the Partnership or any person nominated or chosen by the General Partner to become a director or executive officer. Furthermore, there are no transactions in which any of Messrs. Berthelot, Kalamaras, Garrett, Davis or Dixon or Ms. Murray has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Second Amended and Restated Agreement of Limited Partnership of Marlin

On February 27, 2015, effective as of the Closing, the Board amended and restated its limited partnership agreement by adopting the Second Amended and Restated Agreement of Limited Partnership of Marlin (the “Partnership Agreement”). The amendment and restatement of the Partnership Agreement includes, among other things, the unitization of all of the Partnership’s incentive distribution rights and the recapitalization of the incentive distribution rights owned by IDRH into 100 IDR Units.

The foregoing description of the Partnership Agreement is not complete and is qualified in its entirety by reference to the complete text of the Partnership Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD

On February 27, 2015, the Partnership issued a press release announcing the Closing of the Transactions, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information contained in this Item 7.01 of this Current Report on Form 8-K (including the exhibit) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The audited and unaudited financial statements of the Legacy System required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within the 71 calendar days from the date on which this Current Report on Form 8-K is filed.

(b) Pro-Forma Financial Information

The required pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days from the date on which this Current Report on Form 8-K is filed.

(d)	Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated Agreement of Limited Partnership of Marlin Midstream Partners, LP, dated as of February 27, 2015.

10.1	Omnibus Agreement, dated February 27, 2015, by and among Azure Midstream Energy LLC, Marlin Midstream Partners, LP and Marlin Midstream GP, LLC.

10.2	Registration Rights Agreement, dated February 27, 2015, by and between Marlin Midstream Partners, LP and NuDevco Midstream Development, LLC.

10.3	Amendment to Wildcat Transloading Services Agreement, dated February 27, 2015, by and between Marlin Logistics, LLC and Associated Energy Services, LP.

10.4	Amendment to Ladder Transloading Services Agreement, dated February 27, 2015, by and between Marlin Logistics, LLC and Associated Energy Services, LP.

10.5	Amendment to Big Horn Transloading Services Agreement, dated February 27, 2015, by and between Marlin Logistics, LLC and Associated Energy Services, LP.

10.6	Credit Agreement, dated February 27, 2015, between Marlin Midstream Partners, LP, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lender and agent parties thereto.

99.1	Press Release of Marlin Midstream Partners, LP, issued February 27, 2015, relating to the Transactions.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARLIN MIDSTREAM PARTNERS, LP
By: Marlin Midstream GP, LLC

Dated March 5, 2015	By:	/s/ Eric T. Kalamaras
	Name:	Eric T. Kalamaras
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Agreement of Limited Partnership of Marlin Midstream Partners, LP, dated as of February 27, 2015.

10.1	Omnibus Agreement, dated February 27, 2015, by and among Azure Midstream Energy LLC, Marlin Midstream Partners, LP and Marlin Midstream GP, LLC.

10.2	Registration Rights Agreement, dated February 27, 2015, by and between Marlin Midstream Partners, LP and NuDevco Midstream Development, LLC.

10.3	Amendment to Wildcat Transloading Services Agreement, dated February 27, 2015, by and between Marlin Logistics, LLC and Associated Energy Services, LP.

10.4	Amendment to Ladder Transloading Services Agreement, dated February 27, 2015, by and between Marlin Logistics, LLC and Associated Energy Services, LP.

10.5	Amendment to Big Horn Transloading Services Agreement, dated February 27, 2015, by and between Marlin Logistics, LLC and Associated Energy Services, LP.

10.6	Credit Agreement, dated February 27, 2015, between Marlin Midstream Partners, LP, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lender and agent parties thereto.

99.1	Press Release of Marlin Midstream Partners, LP, issued February 27, 2015, relating to the Transactions.